Exhibit 99.1


                                [FORM OF PROXY]


                     FISHER SCIENTIFIC INTERNATIONAL INC.

                     SPECIAL MEETING OF STOCKHOLDERS TO BE
                          HELD ON DECEMBER    , 1997

     This Proxy is Solicited on Behalf of the Board of Directors of Fisher Scientific International Inc.

     The undersigned hereby constitutes and appoints Todd M. DuChene and Paul Meister, and each of them, attorney with full power of substitution and revocation, to vote for and in the name of the undersigned all of the shares of Common Stock of Fisher Scientific International Inc. ("Fisher") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be
held on December   , 1997, at 9:00 a.m., Eastern Standard Time, and at any
adjournments or postponements thereof, upon the matter set forth below and described in the accompanying Proxy Statement/Prospectus and upon all matters that may properly come before the Special Meeting.

THE FISHER BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. To approve and adopt the Second Amended and Restated Agreement and Plan of Merger, dated as of November 14, 1997, by and between Fisher and FSI Merger Corp.

                       FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

     THE PROXY WILL BE VOTED AS YOU SPECIFY ABOVE WITH RESPECT TO THE MATTER SET FORTH ABOVE. IF THIS PROXY IS EXECUTED BUT NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE SECOND AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

        Please be sure to sign and date the Proxy on the reverse side.


                                    (Continued and to be signed on reverse side)

                                   [Reverse]

(Continued from other side)

NOTE: Please sign exactly as name or names appear hereon. If acting as executor, administrator, trustee, guardian, etc., please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

                                       Dated -------------------------- , 1997

                                       X-----------------------------------

                                       X-----------------------------------


                PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN
                      THIS PROXY IN THE ENCLOSED ENVELOPE.